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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707 and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235, 333-32277 and 333-72256) and Form S-4 (File No. 333-01693) of our report dated June 21, 2002, relating to our audit of the combined statement of revenues and certain expenses of the Subject Properties for the year ended December 31, 2001, which report is included in the Form 8-K/A of The Rouse Company dated July 19, 2002. Our report includes a paragraph that states that the statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in note 2, and is not intended to be a complete presentation of the Subject Properties' revenues and expenses.

                      KPMG LLP

Baltimore, Maryland
July 19, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS